UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: November 14, 2003


                              MEDINEX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   000-26337                  82-0514605
          --------                   ---------                  ----------
(State or other jurisdiction        (Commission              (IRS Employer
    of incorporation)               File Number)             Identification No.)



              18300 Sutter Boulevard, Morgan Hill, California 95037
               (Address of Principal Executive Offices) (Zip Code)

                  804 North Lincoln #2, Post Falls, Idaho 83854
            (Former Address of Principal Executive Offices (Zip Code)

                                 (408) 782-2005
              (Registrant's telephone number, including area code)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

         Unless otherwise indicated, or unless the context otherwise requires, all references in this Current Report to the terms "Company," "Medinex," "we," "our," or "us" shall mean Medinex Systems, Inc., a Delaware corporation, incorporated in 1997, and our two wholly-owned subsidiaries Maxus Holdings, Inc., a corporation incorporated under the laws of the Province of Ontario ("Exchange Co"), and Maxus (Nova Scotia) Company, a Nova Scotia Unlimited Liability Company ("Nova Scotia Co"); and 901133 Alberta Ltd, a corporation incorporated under the laws of the Province of Alberta ("Maxus") and jointly owned by Exchange Co and Medinex, as well as its wholly owned subsidiaries. All references in this Current Report to the term "MNXS" shall mean Medinex Systems, Inc.

         On November 14, 2003, we acquired through a stock exchange transaction (the "Stock Exchange") three Alberta, Canada based companies and one Mexico based company. These companies are: Maxus, Maxus Technology, Inc., Triple-Too Communications, Inc. and Maxus Technology, S. DE R.L. DE C.V. (collectively, "Subsidiaries"). As a result of the Stock Exchange, we issued an aggregate of 15 million shares of our common stock ("Common Stock"), which number includes 10,267,840 shares issued by Exchange Co ("Exchangeable Shares") that are immediately exchangeable for shares of Common Stock on a one for one basis as more particularly discussed below, to the shareholders of Maxus, representing approximately 70.74% of our issued and outstanding Common Stock immediately subsequent to the Stock Exchange. Upon consummation of the Stock Exchange, we assumed the business operations of the Subsidiaries. Through our Subsidiaries, we provide asset maximization, which involves helping clients maximize the use of their telecommunications assets, whether through finding buyers for surplus equipment or refurbishing older equipment, and electronic waste recycling, which involves recycling those assets that cannot be sold.

         We had minimal operating activities prior to the Stock Exchange through which we acquired our Subsidiaries. This exchange was accounted for as a recapitalization of our company. As a result of the exchange transaction, Maxus, on a consolidated basis with the other Subsidiaries, became the accounting survivor. The acquisition of the Subsidiaries has been accounted for under the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 141.

         Prior to the Stock Exchange, we formed Nova Scotia Co on September 22, 2003, and Exchange Co on November 12, 2003. These two subsidiaries were incorporated to accommodate certain tax considerations in the acquisition of shares from Canadian shareholders of Maxus as a result of the Stock Exchange.

         On November 14, 2003 we, through Nova Scotia Co, issued 4,732,160 shares of Common Stock and, through Exchange Co, issued 10,267,840 Exchangeable Shares in exchange for all of the outstanding shares of Maxus. We have reserved 10,267,840 shares of Common Stock for issuance to the holders of Exchangeable Shares. The holders of Exchangeable Shares have equal economic value as shareholders of Common Stock. Each Exchangeable Share entitles the holder to one vote at meetings of stockholders of Medinex. The holders of the Exchangeable Shares will vote their shares through the voting agent designated in that certain Voting and Exchange Agency Agreement. The vote of the holders of a majority of the issued and outstanding shares of Common Stock and Exchangeable Shares entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to any action coming before the stockholders, except as otherwise provided by law. Holders of Exchangeable Shares also have conversion rights to convert their shares into the identical number of shares of Common Stock at any time, and in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the Exchangeable Shares will be redeemed for an equal number of shares of Common Stock enabling the holders to proportionally share in assets available for distribution after satisfaction of all liabilities and payments of the applicable liquidation preferences.

         Effective November 19, the sole director of Medinex, Colin Christie, appointed Michelle Whatmore as a member of the Board of Directors and subsequently resigned. The reconstituted Board of Directors then elected Michelle Whatmore as President, David Smith as Chief Executive Officer, James Ross as Chief Financial Officer and Gary Powers as Chief Operations Officer.

         The following chart displays the corporate structure following completion of the Stock Exchange. Medinex owns 100% of the equity of each of its respective direct subsidiaries shown below. Exchange Co owns approximately 48.43% of Maxus. Maxus owns approximately 99% of Maxus Technology, S. DE R.L. DE C.V. and 100% of Triple-Too Communications, Inc. and Maxus Technology, Inc. Maxus Technology, Inc. owns one percent of Maxus Technology, S. DE R.L. DE C.V. Medinex controls all of these entities.

            -------------MEDINES SYSTEMS, INC.---------
           |                        |                 |
   100%----|                        |                 |----100%
           |                        |                 |
Maxus (Nova Scotia) Company         |                 |
                                    |          Maxus Holdings, Inc.
                                    |                 |
                                    |                 |----48.43%
                                    |                 |
                                   51.57% ----- 90113 Alberta Lt.
                                                       |
                                                       |
                                   100%--------------- |---------------100%
                                           |           |               |
                                           |           |               |
                        Triple-Too Communications, Inc.|  Maxus Technology, Inc.
                                                       |
                                                       |
                                            99%--------|
                                                       |
                                                       |
                                                       |
                                     MAXUS Technology, S. DE R.L. DE C.V.-----1%



         The following table shows, as of November 19, 2003 and after giving effect to the Stock Exchange, the "beneficial ownership" of Medinex's Common
Stock of (i) each director, (ii) each executive officer, (iii) all executive officers and directors of the Company as a group and (iv) each person who owns more than 5% of the outstanding Common Stock. Except as otherwise set forth below, the address of each of the persons listed below is c/o Medinex Systems, Inc., 18300 Sutter Boulevard, Morgan Hill, California 95037.

-------------------------------------------------------------------------------------
                                                   Percent       Number       Note
-------------------------------------------------------------------------------------
Michelle Whatmore--Director, President              27.05%     5,734,704    1, 2, 5
-------------------------------------------------------------------------------------
David Smith--Chief Executive Officer                19.82%     4,203,360    1
-------------------------------------------------------------------------------------
James Ross--Chief Financial Officer                      *       160,000    1, 5
-------------------------------------------------------------------------------------
Gary Powers--Chief Operations Officer                1.18%       250,000    1, 5
-------------------------------------------------------------------------------------
All directors and officers as a group (4 persons)   48.80%    10,348,064    1
-------------------------------------------------------------------------------------
741257 Alberta Ltd.                                  9.02%     1,911,568    1, 3, 5
-------------------------------------------------------------------------------------
746459 Alberta Ltd.                                  9.02%     1,911,568    1, 4, 5
-------------------------------------------------------------------------------------

*     Indicates shares held are less than 1% of class.

1 Calculations are made in accordance with Rule 13d-3 under the Securities Exchange Act, as amended. In determining the percent of outstanding Common Stock owned by a person, (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities (including the Exchangeable Shares held by the person), and (b) the denominator is the total of (i) the 10,935,608 shares in the aggregate of Common Stock outstanding following the Stock Exchange on November14 , 2003 and (ii) any shares of Common Stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities, including 10,267,840 Exchangeable Shares. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

2 These shares are actually held by 775464 Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta, of which Ms. Whatmore is the sole shareholder, sole director and President. Excludes 1,911,568 Exchangeable Shares held by 746459 Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta, of which Charles Whatmore, Ms. Whatmore's husband, is the sole shareholder, sole director and President and with respect to which Ms. Whatmore disclaims beneficial ownership (see footnote 4). Excludes 1,911,568 Exchangeable Shares held by 741257 Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta, of which Rick Shrum, Ms. Whatmore's brother, is the sole shareholder, sole director and President and with respect to which Ms. Whatmore disclaims beneficial ownership (see footnote 3).

3 Rick Shrum, the Director of Operations of Maxus, is the sole shareholder, sole director and President of 741257 Alberta Ltd. Excludes 5,734,704 Exchangeable Shares held by 775464 Alberta Ltd., of which Michelle Whatmore, Mr. Shrum's sister, is the sole shareholder, sole director and President and with respect to which Mr. Shrum disclaims beneficial ownership.

4 Charles Whatmore, the Director of Business Development at Maxus, is the sole shareholder, sole director and President of 746459 Alberta Ltd. Excludes 5,734,704 Exchangeable Shares held by 775464 Alberta Ltd., of which Michelle Whatmore, Mr. Whatmore's wife, is the sole shareholder, sole director and President and with respect to which Mr. Whatmore disclaims beneficial ownership.

5 The shares reported herein as beneficially owned are Exchangeable Shares issued by Exchange Co, which are immediately exchangeable into shares of Common Stock of MNXS at the option of the holder on a one share-for-one share basis.

                      DESCRIPTION OF MEDINEX SYSTEMS, INC.

         MNXS commenced operations as a Delaware corporation after acquiring technology developed by its former management on September 26, 1997, and formerly was known as "Netivation.com, Inc." MNXS historically had been principally engaged in the development, design and marketing of software and websites focused on medical communities. Additionally, MNXS had developed and operated a topic-specific Internet community in the political arena. All of the MNXS lines of business have been sold or discontinued.

         On November 27, 2002, MNXS filed a petition for protection under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Idaho. This allowed MNXS to continue to operate while a plan of reorganization was finalized. On December 1, 2002, a motion was filed with the Court for an emergency sale of MNXS's assets to protect their value. The motion was conditionally approved on February 19, 2003. The Court entered an Order Confirming the Debtor's Plan ("Reorganization Plan") on March 6, 2003. Pursuant to the Reorganization Plan, the Bankruptcy Court approved and designated a Phase I sale and a Phase II sale. The Phase I and Phase II sales were conducted on March 26, 2003, and March 27, 2003, respectively. On these dates MNXS sold all of its operating assets and the corporate "shell" in conformity with the plan of bankruptcy.

         After the Stock Exchange, MNXS discontinued its previous business and succeeded to the business of Maxus.

                             DESCRIPTION OF BUSINESS

GENERAL

         Maxus was incorporated on October 12, 2000 under the provisions of the Business Corporations Act of the Province of Alberta, Canada. We are now
principally engaged in distributing new and used telecommunications and information technology equipment and recycling electronic waste through our operating subsidiaries Maxus Technology Inc. (formerly Admincomm Warehousing Ltd.) and Triple-Too Communications Inc. These subsidiaries were incorporated in the Province of Alberta on December 7, 1994 and April 19, 1997 respectively.

         We provide solutions to Fortune 500 corporations, municipalities, government agencies, school and university systems, non-profit organizations and other companies with multiple locations and facilities with medium-to-high volume excess inventory, electronic equipment waste ("eWaste") generation and/or regular systems upgrades. All equipment that cannot be reused is recycled in accordance with stringent environmental standards.

         We target as our customers large corporations, government agencies, educational institutions and other organizations, many of which are contract manufacturers, original equipment manufacturers ("OEM's"), telecommunications companies, networking equipment manufacturers, leasing companies, internet companies, banks and biotechnology companies.

         We buy and sell surplus telecom and information technology equipment with customers and suppliers located around the world. Our buyer network primarily consists of telephone companies, Internet service providers, OEM's and equipment resellers. We also procure computer and telecom equipment from government, institutional and corporate clients for resale purposes.

         Our sales structure consists of two distinct teams, each dependent on the other. One team's sole focus is procurement while the other focuses on product sales. In addition, Maxus works with industry-experienced individuals who act as agents and who in turn receive commission based compensation. An agent works primarily in a procurement capacity or a as lead-provider for our procurement team.

         Our procurement team currently operates from Calgary, Toronto, Denver, San Jose and Tampa. Our sales team works from Calgary, San Jose and Portland. Maxus also has an agent located in Prague in the Czech Republic. We negotiate purchase and consignment agreements for resale purposes. These transactions can involve a few parts up to entire warehouses. Any material unsuitable for resale is directed to our recycling division.

         From our warehouses in Calgary, Rimbey, Shelby (Montana) and San Jose, we provide "just-in-time" inventory for many of our equipment resellers and our end-user telecom and information technology customers whom we service through our inside sales team. When unable to supply or fill a request, we leverage our network of brokers and other equipment resellers.

Electronics Asset Management Solutions

         We provide collection, evaluation and remarketing of excess, damaged or obsolete assets. We capture end-of-life products through developing programs that support return material authorization ("RMA"), warranty return, or excess inventory purging. We deploy asset recovery solutions to various locations around the world. Through remarketing we are able to provide a return to clients on a revenue share basis.

Product Refurbishing and Remarketing

         We help clients capture unrealized revenue through the selling and remarketing of end-of-life equipment and components. Material undergoes quality assurance and testing procedures to ensure brand preservation. We currently refurbish products at our Rimbey, Alberta facility and provide less labor intensive remarketing at both our Rimbey, Alberta and Morgan Hill, California facilities. We often sell through independent material brokers and equipment buyers. Refurbished and remarketed products are sold in the after market.

Asset Disposition and eWaste Recycling Solutions

         We provide secure destruction services for proprietary data and hardware. We employ U.S. Department of Defense 5220.22-M compliant standards for erasing data from drives and we provide witnessing for the physical destruction of hardware. All material is either refurbished or recycled in a Maxus-operated facility or by an independent third party. We also offer logistics solutions to better serve clients with excess inventory and system upgrade needs. The service offering includes consignment and storage services, global transport and downsize consulting.

Cellular Technology Recovery

         Cellular phones are collected through contracts with telecommunications companies. Phones are tested and a portion are sold to wholesale firms for reactivation and use in international markets through the Company's commercial department. Equipment that cannot be refurbished is recycled for their electronic parts, plastic and small amounts of metals at our processing facility in Rimbey, Alberta. The batteries are sorted according to composition and forwarded to an EPA accredited collection and recycling program.

Industry Consolidation

         We believe that the eWaste recycling and asset remarketing industries are fragmented and reaching the point of making market consolidation imminent. In addition to allowing for economies of scale, we believe that eWaste is transportation sensitive and we need to respond to local requirements of multinational customers by expanding our geographic reach. Regional presence allows for rapid disposition of recycled electronics and reclamation of precious metals, which can be converted to cash. We intend to achieve growth and geographic diversification through a merger and acquisition strategy in an attempt to benefit from a consolidation of the eWaste recycling and asset remarketing industries. As of the date of this Current Report, we have not entered into either discussions or any agreements with any acquisition or merger candidates, and will be unable to do so until such time as we have or can obtain the capital necessary to complete such acquisition transactions.

Employees

         We have 74 employees, of which 39 employees work in our Rimbley, Alberta office; 27 work in our Calgary, Alberta office; and the remaining eight employees work at various other locations.

Indebtedness

         The Company has entered into financial arrangements with the Royal Bank of Canada and with the Business Development Bank of Canada pursuant to which the banks have security interests in the Company's assets and with respect to which Michelle Whatmore, Charles Whatmore and Rick Shrum (either directly or through their wholly owned holding companies) have issued partial guarantees and postponements of claims. The annual principle and interest payments expected to be paid on all long term indebtedness, including the Royal Bank Operating Line of Credit, which is assumed to remain at its maximum, in each of the next four fiscal years is as follows: twelve months ended November 30, 2004 - $256,514 Cad ($194,771 U.S.); twelve months ended November 30, 2005 - $246,230 Cad ($186,963
U.S.); twelve months ended November 30, 2006 - $218,717 Cad ($166,072 U.S.); and twelve months ended November 30, 2007 - $158,822 Cad ($120,594 U.S.). There can be no assurance that the Company will be able to meet these obligations.

         Conversion from Canadian to U.S. dollars is based on a ratio of 1.317, as quoted by the Royal Bank of Canada on November 17, 2003.

                  The Royal Bank of Canada arrangements are as follows:

         o Prime based loan of up to $178,000 Cad. ($142,748 U.S.), bearing interest at the bank's prime rate plus 1.0% for purchase of software;

         o Operating line of credit of $600,000 Cad. ($455,580 U.S.), bearing interest at the U.S. business rate plus 1%;

         o Foreign Exchange line of $40,000 Cad. ($30,372 U.S.) to facilitate forward contracts and spot transactions; and

         o In addition, the Company expects to shortly enter into an arrangement with the Royal Bank of Canada with respect to up to $95,000 Cad ($72,133 U.S.) in lease financing.

                  The Business Development Bank of Canada arrangements are as follows:

         o Business Development Bank of Canada loan with $475,080 Cad ($360,728 U.S.) outstanding at November 1, 2003, bearing interest at bank base (currently 6.5%) plus 0.75% per annum with monthly payments of $2,760 Cad ($2,096 U.S.) and final payment of $2,000 plus interest, due March 15, 2018, secured by first mortgage on the land and buildings owned by the Company in Rimbey, Alberta and by a General Security Agreement provided by Maxus providing first security interest in all present and after acquired personal property.

         o Business Development Bank of Canada equipment loan, with $218,400 Cad ($165,831 U.S.) outstanding at November 1, 2003, bearing interest at bank base (currently 6.5%) plus 1.75% per annum with monthly payments of $4,200 Cad ($3,189 U.S.) plus interest, until March 15, 2008, secured by a General Security Agreement provided by the Company providing a security interest in all present and after-acquired personal property, subject only to existing personal property registrations and with a first specific charge on the equipment being purchased with this financing.

         o Business Development Bank of Canada loan, with $50,000 Cad ($37,965 U.S.) outstanding at November 1, 2003, bearing interest at bank base (currently 6.5%) prime plus 1.75% per annum with monthly payments of $840 Cad ($638 U.S.) plus interest, until March 15, 2008, secured by a General Security Agreement provided by the Company providing a security interest in all present and after-acquired personal property, subject only to existing personal property registrations and with a first specific charge on the equipment being purchased with this financing.

         Related Corporations

         The principal stockholders and key officers have periodically made advances to the company and its subsidiaries in the form of short term loans through their wholly owned holding companies, with no set repayment terms. In addition, dividends and bonuses were declared by the Company to the holding companies but were not entirely paid. The amounts due to related corporations are non-interest bearing, having no specific repayment terms and are not expected to be repaid prior to December 1, 2004. The fair value of the loan has been estimated by discounting future cash flows using an estimated rate of 7% per annum. The fair value of the amounts is $481,289. The following table shows the balance owed by the Company to each of the holding companies as of October 31, 2003 and the net amounts advanced or bonuses and dividends not paid over the last 24 months.

                                                    Total Net Advanced to Maxus/
                         Balance at                        Not Paid Since
Stockholder              October 31, 2003 (1)             January 1, 2001
-----------              ----------------                 ---------------
775464 Alberta Ltd.        $458,447 Cad                     $273,044.Cad
(Michelle Whatmore)       ($348,100 U.S.)                  (207,323 U.S.)

741257 Alberta Ltd.       $34,030.50 Cad                   $34,030.50 Cad
(Rick Shrum)              ($25,839 U.S.)                   ($25,839 U.S.)

746459 Alberta Ltd.        $392,697 Cad                   $394,088.57 Cad
(Charles Whatmore)        ($298,175 U.S.)                  ($299,231U.S.)

Balances                   $885,175 Cad                    $701,163 Cad
                         ($672,115 U.S.)                  ($532,394 U.S.)
-------------------------------------------
(1) Includes amounts advanced and dividends and bonuses declared but not paid before 2001.


SUMMARY FINANCIALS

         The following financial summary is that of the Subsidiaries for each of the referenced periods. This summary should be read in conjunction with the financial statements provided in Item 7 of this Current Report and the notes thereto.

                                                                                 Twelve             Twelve
                                                                                 Months             Months
                                         Nine Months       Nine Months           Ended              Ended
                                            Ended             Ended             November           November
                                       August 31, 2003    August 31, 2002       30, 2002           30, 2001
                                         (Unaudited)        (Unaudited)         (Audited)          (Audited)
                                       ---------------    ---------------    ---------------    ---------------
Statement of Operations Data  (in
thousands of U.S. Dollars)
    Sales                              $         2,744    $         2,523    $         3,276    $         3,805
    Cost of Goods Sold                           1,717              1,968              2,351              2,404
                                       ---------------    ---------------    ---------------    ---------------
    Gross Profit                                 1,028                555                925              1,401
                                       ===============    ===============    ===============    ===============
    Advertising, Promotion,
    Selling, General and
    Administrative, Interest,
    Depreciation and Taxes                       1,324                859              1,182              1,096
    Net Income (Loss)                             (280)              (253)              (237)               330
    Comprehensive Net Income
    (Loss)                                        (305)              (253)              (237)               319
Cash Flow Data
(in thousands of U.S. Dollars)
     Operations                                   (384)              (522)              (633)               682
     Investing                                    (247)              (468)              (658)                (5)
     Financing                                     615                795              1,128               (489)
     Effect of Exchange Rate
     Changes                                         5                 (7)
     Net Cash Increase (Decrease)                  (11)              (194)              (163)               181

         Maxus maintains its books and records in Canadian dollars (the functional currency). The financial statements are then converted to U.S. dollars (the reporting currency) as we have elected to report in U.S. dollars. The translation method used is the current rate method, which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

INDUSTRY OVERVIEW

         According to the  International  Association of  Electronics  Recyclers
(IAER), in their 2003 Electronics Recycling Industry Report for 2003, there are more than 400 companies in the United States that are considered to be electronics recyclers with a market capitalization of $700 million. Besides competing with other eWaste recyclers, we also compete with electronics equipment brokers, OEM's with internal take-back programs, non profit recycling organizations, scrap dealers and asset management firms.

         The National Safety Council estimates that more than 27 million televisions and 26 million computer monitors will be sold in the United States in calendar 2003. The IAER estimates that nearly 1 billion units of computer equipment will become obsolete between 2003 and 2010. Consumers discard massive amounts of eWaste every year in the form of information technology and telecom equipment, computers, monitors, cable scrap, office equipment, circuit boards, components, computer peripherals and cellular technologies.

         The current economic environment has caused an increasing number of OEM's to explore the idea of outsourcing costly RMA programs. We believe that few recyclers, however, have the infrastructure in place to handle the logistics of such programs. The industry is largely fragmented and primarily comprised of small, regional eWaste collectors with minimal infrastructure, and as such we believe that large companies in the industry are positioning themselves for an industry-wide consolidation.

PROPERTY

         We recently have acquired a facility in Morgan Hill, California that serves as the Company's corporate headquarters. The Morgan Hill facility houses executive and administrative offices, material collection and sorting, refurbishing and component retrieval services. The Company leases 13,939 square feet pursuant to a lease expiring on June 30, 2005 with current monthly payments of $9,751 U.S.

         The Company leases 11,943 square feet of office and warehouse space in Calgary pursuant to a lease expiring January 31, 2009 with current monthly payments of $7,215 Cad ($5,478 U.S.) that increases to $7,962 Cad ($6,046 U.S.) per month over the term of the lease.

         The Company owns 22,493 square feet of office and warehouse space situated on 5.43 acres in Rimbey, Alberta.

RISK FACTORS

         Prospective   investors  should   carefully   consider  each,  and  the
cumulative effect of all of the following risk factors:

Difficulty in Maintaining Profitability

         Maxus has approximately ten years experience in our present business operations, and during the majority of those periods we reported profitable operations. Maxus did not report a profit for the fiscal year ended November 30, 2002, and we do not expect to report a profit for the year ending November 30, 2003. If we do not achieve profitability, our business could be adversely affected.

Competition

         The market for our strategic solutions is characterized by rapidly changing technology, evolving industry standards; changing customer needs and frequent changes in technology. Our future success will depend on our ability to enhance our current solutions, develop new solutions and services that meet changing customer needs, advertise and market our solutions and respond to emerging industry standards and other technological changes on a timely and cost effective basis. There can be no assurance that we will be successful in developing new solutions or enhancing our existing service offerings on a timely basis or that such new enhancements will achieve market acceptance. If we fail to anticipate or respond adequately to changes in technology and customer preferences or if any significant delays occur in the development or introduction of new solutions these events could have a material adverse affect on our business, results of operation and financial condition.

Sales Cycle and Market Conditions

         Other factors, many of which are beyond our control may contribute to fluctuations in quarterly operating results, including the timing of product introductions or enhancements from product manufacturers, our suppliers and our competitors, competition and pricing in the sales of aftermarket electronic products and asset management solutions, market acceptance of new solutions, reduction in demand for existing solutions, solution quality problems, personnel changes, and general economic conditions.

         The sales cycle for our products typically ranges from one to 100 weeks. However, signing of new customers may be delayed for a number of reasons outside of our control. Since our services are generally sent when orders are received, we have historically operated without significant backlog. In addition, we currently intend to increase operating expenses in anticipation of continued growth and to fund expanded product development efforts. To the extent such expenses come before, or are not subsequently followed by, increased revenues, our business, financial condition and results of operations could be materially and adversely affected.

Product and Market Concentration

         Our revenues are currently derived from sales of solutions along with all supporting services and the sale of aftermarket electronics products and recycled materials.

         In the near term, our solutions and related support services are expected to continue to account for substantially all of our revenues. Any event that adversely affects the sale of products or services, a change in the competitions' solutions strategies, significant quality problems, negative publicity or evaluation, reduced market acceptance or obsolescence of our solutions, or changes in environments in which the Company operates could have a material adverse effect on our business, financial condition and results of operations.

         Our business depends substantially upon the capital expenditures relating to technology of small, midsize and large companies and organizations. A recession or other adverse event affecting the marketplace for technology spending in the United States and Canada could impact such demand, forcing the companies in our target market to curtail or postpone such expenditures. Any adverse change in the amount or timing of electronic surplus expenditures by our target customers could have a material adverse effect on our business, financial condition and results of operations.

Environmental

         At times we engage in waste disposal activities for our clients. When such activity is undertaken, we are subject to various environmental laws and regulations. Our failure to comply with applicable environmental laws could have a material adverse effect on our business operations.

Dependence on Third Party Technologies

         We use a variety of third party technologies. There can be no assurance that these companies will continue to support the systems, tools and other applications utilized by us or that they will continue to be widely accepted in our target market.

Dependence on Key Personnel

         Our success depends to a significant extent upon a number of key employees and members of senior management of the Company, namely Michelle Whatmore and David Smith. The loss of service of one or more of these key employees could have a materially adverse affect. We believe that our future success is highly reliant upon recruiting exceptionally skilled technical, managerial and marketing personnel. Competition for such personnel is intense. There can be no assurance that we will be successful in attracting and retaining the personnel we require.

Failure to Achieve Growth

         Management of the Company believes that the eWaste recycling and asset remarketing industries are fragmented and reaching the point of critical mass where market consolidation is imminent. In addition to allowing for economies of scale, we believe that eWaste is transportation sensitive and we need to respond to local requirements of multinational customers by expanding our geographic reach. If we are unsuccessful in achieving sufficient growth and geographic expansion, or if our competitors achieve these goals more quickly or more efficiently, our ability to compete will likely be significantly compromised. We propose to achieve growth through acquisitions, but there are no discussions ongoing with any acquisition targets that indicate that any acquisitions are likely to be consummated in the near term.

Limited Working Capital; Need for Additional Financing

         We expect to require additional funding in the near term to fund our plans for expansion and our existing operations. We are not currently generating profits and need cash for administrative expenses, payment on our debts and our proposed acquisition program. There can be no assurances that any additional financing will be available to us on acceptable terms, if at all. The inability to obtain financing could have a material adverse effect on our operating results, and as a result we could be required to significantly reduce our operations, seek a merger partner or sell additional securities on terms that may be disadvantageous to stockholders.

Risks Associated with Acquisitions

         As part of our business strategy, we expect to review acquisition prospects that complement our existing product offerings, augment market coverage or enhance technological capabilities that may otherwise present growth opportunities to our competitors. Acquisitions could result in potentially diluting issuances, equity securities, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect operating results and/or the price of our Common Stock. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations, technologies and products, diversion of management's attention from other business concerns, risks of entering markets in which we have no or limited prior experience and potential loss of key employees of acquired organizations. No assurance can be given as to our ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and the failure to do so could have an adverse effect on our business and financial condition or results of operations.

Uncertainty of the Market Conditions

         The Company participates in an immature marketplace, electronics recycling, which is susceptible to the risks of market change, new competition and other currently unforeseen factors.

Foreign Currency

         Effective as of the consummation of the Stock Exchange, we will maintain our books and records in Canadian dollars (the functional currency). The financial statements are converted to U.S. dollars (the reporting currency) as we have elected to report in U.S. dollars. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year. Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive loss. The rates used in the translation of the financial statements can be volatile, and could affect the expression of our financial performance adversely.

The liquidity of our Common Stock is affected by its limited trading ability.

         Shares of our Common Stock are traded on the OTC Bulletin Board under the symbol "MNXS". There is currently no broadly followed established trading market for our Common Stock. An "established trading market" may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our shares. The trading volume of our Common Stock historically has been limited and sporadic. As a result of this trading inactivity and the exchange, the quoted price for our Common Stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or obtain accurate quotations as to the market value of our Common Stock, and the market value of our Common Stock would likely decline.


Our Common Stock may be subject to regulations prescribed by the Securities and Exchange Commission relating to "penny stock."

         The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If our Common Stock meets the definition of a penny stock, it will be subjected to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which generally include institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

Our Common Stock will likely be subject to substantial price and volume fluctuations.

         The market price of our Common Stock has been volatile and could fluctuate widely in response to several factors, some of which are beyond our control, including:

         o        our quarterly operating results;

         o        additions or departures of key personnel;

         o        changes  in  the  business,   earnings   estimates  or  market
                  perceptions of our competitors;

         o        the introduction of facilities;

         o future sales of our Common Stock by us or other selling stockholders;

         o        changes in general market or economic conditions;

         o        announcements of legislative or regulatory change; and

         o potentially significant downward selling pressure on the stock price during the first years as certain current and new stockholders seek to liquidate a portion or all of their holdings for various reasons subject to certain lock-up provisions where applicable.

         The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. In addition, there has been a limited public market for our Common Stock. We cannot predict the extent to which investor interest in us will be maintained. Such interest is necessary for an active, liquid trading market for our Common Stock. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The price and trading volumes of our Common Stock may fluctuate widely due to the limited public market for our stock.

A significant number of our shares are eligible for sale and their sale could depress the market price of our stock.

         Sales of a significant number of shares of our Common Stock in the public market following the merger and related transactions could harm the market price of our Common Stock. Moreover, as additional shares of our Common Stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of our Common of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market Common Stock in an amount equal to the greater of one percent of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

After giving effect to the Stock Exchange, certain of our principal stockholders will continue to have significant voting power and may take actions that may not be in the best interest of other stockholders.

         Certain of our officers, directors and principal stockholders continue to control a significant percentage of our outstanding Common Stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Common Stock. This concentration of ownership may not be in the best interests of all our stockholders.

We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on the stock price.

         We have never declared or paid any cash dividends or distributions on our Common Stock. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

         SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Description of Business and Industry", "Business Strategy and Intellectual Property", "Competition" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

         Such factors include, among other things, those described in this Current Report on Form 8-K. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K.

             DIRECTORS AND EXECUTIVE OFFICERS AFTER THE CONSUMMATION
                              OF THE STOCK EXCHANGE

         The following table sets forth certain information regarding the members of our board of directors and our executive officers and, in the case of certain directors, in compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14(f)-1 promulgated by the Securities and Exchange Commission. The following officers and directors will serve in such capacities at MNXS. The sole director listed below will serve until the next annual meeting of the MNXS stockholders.

         Name                         Age            Position with the Company
         ----                         ---            -------------------------

         Michelle Whatmore            34             President and Sole Director
         David Smith                  43             Chief Executive Officer
         James Ross                   46             Chief Financial Officer
         Gary Powers                  35             Chief Operations Officer

         The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Michelle Whatmore, President

         Michelle Whatmore is a co-founder and has served as President of Maxus Technology Inc. since its inception in 1994. Ms. Whatmore received an honors diploma from Northern Alberta Institute of Technology in Business Administration with a major in Marketing. She sits on the Board of Directors for the Recycling Council of Alberta.

David Smith, Chief Executive Officer

         Mr. Smith became our Chief Executive Officer on November 1, 2003. Mr. Smith started his career in electronic recycling after graduating from the University of Oregon with a B.S. in Business Management. Mr. Smith founded United DataTech (UDT), an electronics reclamation company in 1984, where he served as President and Chief Executive officer until it was sold in 1997. From January 1998 to October 2003, Mr. Smith was the President of White Tiger Trading, Inc., later changed to RecycleNation Inc., through which he conducted an extensive eWaste recycling business throughout southeast Asia.

James Ross, Chief Financial Officer

         Mr. Ross has served as the Chief Financial Officer of the Company since October 1, 2002. Since 1993 he has been the President of JSR Capital Inc. through which he has performed Chief Financial Officer and corporate finance functions for a variety of companies, including the Company. Presently, he devotes all of his professional time exclusively to the Company. He received a Masters of Business Administration degree from York University in 1987.

Gary Powers, Chief Operations Officer

         Mr. Powers is a mechanical engineer with over twelve years of industrial engineering, project and operations management experience and is a Project Management Institute certified Project Management Professional. Mr. Powers has served as the Chief Operations Officer of the Company since October 1, 2003. Prior to that time, he was a Project Engineer with Nova Chemicals.

BOARD COMPOSITION AND COMMITTEES

         As a result of the Stock Exchange, Michelle Whatmore is the sole member of the Board of Directors of the Company. Consequently, the Company does not have any independent directors and the Board of Directors does not have audit, compensation or other committees.

DIRECTOR COMPENSATION

         Our sole director, Michelle Whatmore, does not receive any additional salary or other compensation for serving as a director.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

         None of our directors or officers or their respective associates or affiliates is indebted to us.

FAMILY RELATIONSHIPS

         Charles Whatmore, the Director of Business Development and a co-founder of Maxus, is Michelle Whatmore's husband. Rick Shrum, the Director of Operations of Maxus, is Michelle Whatmore's brother.

LEGAL PROCEEDINGS

         As of the date of this Current Report on Form 8-K, there is no material proceeding as to which any director, officer, affiliate or stockholder of the Company is a party adverse to the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The individuals named below (the "Named Executives") include our chief executive officer and the other four of our most highly compensated executive officers for the eleven months ended October 31, 2003. Information is provided on an accrual basis for the fiscal years ending on November 30 of the two years shown in the table below.


                           SUMMARY COMPENSATION TABLE
                          (All Amounts in U.S. Dollars)

------------------------------------------------------------------------------------------------------------------------------------

                           Annual Compensation                                   Long-Term Compensation
                                                                      ---------------------------------------
                                                                               Awards              Payouts
--------------------------------------------------------------------- -------------------------- ------------ ------------
                                                                                      Securities
                                                         Other Annual   Restricted    Underlying                 All Other
     Name and                   Salary        Bonus      Compensa-tion     Stock       Options/       LTIP       Compensa-
Principal Position    Year        ($)          ($)            ($)        Award(s)      SARs (#)    Payouts ($)    tion ($)
------------------    ----        ---          ---            ---        ---------     --------    -----------    --------
                                                                          ($)
------------------- ---------------------- ------------- -------------- ------------ ------------- ------------ ------------
                    2003(1)     $38,282        None          None           N/A          N/A           N/A       $4,814 (4)
Michelle Whatmore   2002         41,762        None          None            -            -             -         4,816 (4)
                    2001         41,762      $137,244        None            -            -             -         4,735 (4)
------------------- ---------------------- ------------- -------------- ------------ ------------- ------------ ------------
                    2003(1)        None        N/A            N/A           N/A          N/A           N/A          N/A
David Smith (2)     2002           None                                                                 -
                    2001           None                                                                 -
                                                                                                        -
------------------- ---------------------- ------------- -------------- ------------ ------------- ------------ ------------
                    2003(1)     $39,484 (3)    None           N/A           N/A          N/A           N/A          N/A
James Ross          2002         11,390 (3)
                    2001           None
------------------- ---------------------- ------------- -------------- ------------ ------------- ------------ ------------
                    2003(1)      $5,315        None           N/A           N/A          N/A           N/A          N/A
Gary Powers         2002           None
                    2001           None
------------------- ---------------------- ------------- -------------- ------------ ------------- ------------ ------------

   (1) Eleven months ended October 31, 2003
   (2)David Smith commenced employment with the Company on November 1, 2003 at a base salary of $110,000 per annum.
   (3) Through his consulting company, JSR Capital Inc.
   (4) Vehicle Lease/Loan

         For a description of dividends and bonuses that were declared for the benefit of the individuals referenced above or their affiliated entities and not paid, see "Description of Business -Related Transactions."

         We currently do not have any stock option or other equity-based compensation plans, and have not granted or issued stock appreciation rights, stock options or other derivative securities to any of the Named Executives or directors.

Employment Agreements

         The Company does not maintain employment agreements with any of the Named Executives.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There are no relationships or related transactions other than those described elsewhere in this Current Report.

                                LEGAL PROCEEDINGS

         On September 10, 2003, the Company received a statement of claim for a breach of contract on delivering more goods than required and by failing to supply a key component of the goods required under the contract in the amount of $319,489. The claim was recently filed and the Company has not received any documentation or discovery relating to the case as of yet, and it is therefore unable to assess the merits of the claim. The Company believes the claim to be without merit based on the information it has and accordingly has made no provision in the accounts or in these financial statements with respect to this matter.

ITEM 4.    CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

         Effective November 19, 2003, the Board of Directors of the Company approved the replacement of Williams & Webster, P.S. ("W&W") as its independent auditor for the fiscal year ending December 31, 2003, with Schwartz Levitsky Feldman LLP. W&W was terminated effective November 19, 2003. The reports of W&W on the consolidated financial statements of the Company for the year ended December 31, 2002, for which W&W's Independent Auditors' Report was dated April 14, 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, other than the ability to continue as a going concern, or audit scope.

         There were no disagreements with W&W during the period of its appointment as independent auditor through the date of its resignation on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters, as defined in Item 304(a)(1)(iv) of Regulation S-B, during that period of time. Registrant has provided W&W with a copy of the disclosures Registrant is making in this Current Report on Form 8-K in response to the disclosures required by Regulation S-B, Item 304(a). Attached hereto as Exhibit 16.1 is a copy of the letter from W&W.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         a. FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED. The financial statements of Maxus required by this Item 7(a) are attached following the signature page of this Current Report on Form 8-K.

         b. PRO FORMA FINANCIAL INFORMATION (UNAUDITED). The pro forma financial statements required by this Item 7(b) are not yet available. We expect that the pro forma financial statements will be completed and filed by amendment to this Form 8-K Current Report within the required time period.

         c. EXHIBITS:

         The following is a list of exhibits filed as part of this Form 8-K Current Report:

EXHIBITS
EXHIBIT NO.

2.1 Canadian Share Exchange Agreement dated November 14, 2003, among the Registrant, Maxus (Nova Scotia) Company, Maxus Holdings, Inc., 901133 Alberta Ltd., and Medallion Capital Corporation as attorney and agent for the shareholders of 901133 Alberta Ltd. (schedules and exhibits omitted)*

2.2 Voting and Exchange Agency Agreement dated November 14, 2003, among the Registrant, Maxus Holdings, Inc., and Medallion Capital Corporation (schedules and exhibits omitted)*

16.1     Letter of Williams & Webster, P.S., dated November 18, 2003 *

23.1     Consent of Schwartz Levitsky Feldman LLP, dated November 19, 2003 *
------------------------
* Filed herewith.

ITEM 8.   CHANGE IN FISCAL YEAR.

         On November 17, 2003, the sole Director of MNXS determined to change the fiscal year of MNXS from the fiscal year ending December 31 to the fiscal year ending November 30. The report covering the transition period will be filed on the next Form 10-KSB filed by MNXS.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDINEX SYSTEMS, INC.



                                       BY:  /s/ Michelle Whatmore
                                          --------------------------------------
                                                Michelle Whatmore, its President


DATED:  November 20, 2003

                               901133 ALBERTA LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF NOVEMBER 30, 2002 AND 2001

                  Together With Report of Independent Auditors

                        (Amounts expressed in US Dollars)

                               901133 ALBERTA LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF NOVEMBER 30, 2002 AND 2001

                  Together With Report of Independent Auditors

                        (Amounts expressed in US Dollars)




                                TABLE OF CONTENTS



Report of Independent Auditors                                                 1

Consolidated Balance Sheets as of November 30, 2002 and 2001               2 - 3

Consolidated Statements of Operations for the years ended
    November 30, 2002 and 2001                                                 4

Consolidated Statements of Cash Flows for the years ended November 30,
    2002 and 2001                                                              5

Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
    for the years ended November 30, 2002 and 2001                             6

Notes to Consolidated Financial Statements                                7 - 18

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of 901133 Alberta Ltd.

We have audited the consolidated balance sheets of 901133 Alberta Ltd. (incorporated in Canada) as of November 30, 2002 and 2001 and the consolidated statements of operations, cash flows and changes in stockholders' equity (deficiency) for each of the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Since the accompanying consolidated financial statements have not been prepared in accordance with generally accepted accounting principles and standards in Canada, they may not satisfy the reporting requirements of Canadian statutes and regulations.




Toronto, Ontario                                 "Schwartz Levitsky Feldman llp"
September 12, 2003                                         Chartered Accountants



         1167 Caledonia Road
         Toronto, Ontario M6A 2X1
         Fax:  416 785 5663
         Tel:  416 785 5353

901133 ALBERTA LTD.
Consolidated Balance Sheets
As of November 30, 2002 and 2001
(Amounts expressed in US Dollars)
                                                              2002         2001

                                                               $           $
                                     ASSETS
CURRENT ASSETS

    Cash                                                      47,417     210,341
    Marketable and other securities                              805       3,837
    Accounts receivable (note 2)                             420,600     277,510
    Income tax recoverable                                    22,734        --
    Inventory (note 3)                                         9,592      14,598
    Prepaid expenses                                          19,292       5,494
                                                           ---------   ---------

                                                             520,440     511,780

LOAN RECEIVABLE (note 4)                                        --         8,010

LOANS RECEIVABLE FROM SHAREHOLDERS (note 5)                     --       160,168

PROPERTY, PLANT AND EQUIPMENT, net (note 6)                  674,922      61,923
                                                           ---------   ---------



                                                           1,195,362     741,881
                                                           =========   =========








The accompanying notes are an integral part of these consolidated financial statements.

901133 ALBERTA LTD.
Consolidated Balance Sheets
As of November 30, 2002 and 2001
(Amounts expressed in US Dollars)
                                                           2002          2001

                                                            $             $
                                   LIABILITIES
CURRENT LIABILITIES

    Bank indebtedness (note 7)                             90,565          --
    Accounts payable and accrued liabilities (note 8)     243,444       485,557
    Income taxes payable                                     --          26,437
    Current portion of long-term debt                      58,675         3,319
                                                       ----------    ----------

                                                          392,684       515,313

LONG-TERM DEBT (note 9)                                   380,722        11,641

DUE TO RELATED CORPORATIONS (note 10)                     514,979        70,219
                                                       ----------    ----------


                                                        1,288,385       597,173
                                                       ----------    ----------

CONTINGENCIES AND COMMITMENTS (note 15 and 16)

                 STOCKHOLDERS' EQUITY (DEFICIENCY)

CAPTIAL STOCK (note 11)                                        63            63

ACCUMULATED OTHER COMPREHENSIVE LOSS                      (10,846)      (10,518)

RETAINED EARNINGS (DEFICIT)                               (82,240)      155,163
                                                       ----------    ----------

                                                          (93,023)      144,708
                                                       ----------    ----------


                                                        1,195,362       741,881
                                                       ==========    ==========






The accompanying notes are an integral part of these consolidated financial statements.

901133 ALBERTA LTD.
Consolidated Statements of Operations
For the years ended November 30, 2002 and 2001
(Amounts expressed in US Dollars)
                                                            2002          2001

                                                             $             $

SALES                                                    3,275,954     3,805,566

    Cost of sales                                        2,351,304     2,404,353
                                                        ----------    ----------

GROSS PROFIT                                               924,650     1,401,213
                                                        ----------    ----------

OPERATING EXPENSES

    General and administrative expenses                  1,115,415     1,025,725
    Long-term debt interest                                 12,327         1,465
    Amortization                                            45,476        20,367
                                                        ----------    ----------

                                                         1,173,218     1,047,557
                                                        ----------    ----------

INCOME (LOSS) FROM OPERATIONS                             (248,568)      353,656
                                                        ----------    ----------

OTHER INCOME

    Other income                                            12,602        21,419
    Gain on disposal of property and equipment                 297           486
    Interest income                                          7,652         3,881
                                                        ----------    ----------


                                                            20,551        25,786
                                                        ----------    ----------


INCOME (LOSS) BEFORE INCOME TAXES                         (228,017)      379,442

    Income taxes (note 13)                                   9,386        49,117
                                                        ----------    ----------


NET INCOME  (LOSS)                                        (237,403)      330,325
                                                        ==========    ==========









The accompanying notes are an integral part of these consolidated financial statements.


901133 ALBERTA LTD.
Consolidated Statements of Cash Flows
For the years ended November 30, 2002 and 2001
(Amounts expressed in US Dollars)
                                                                                2002          2001

                                                                                 $             $
CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss) earnings                                                     (237,403)      330,325
     Adjustments for items not affecting cash
         Amortization                                                          45,476        20,367
         Gain on disposition of property and equipment                           (297)         (486)
         Write-down of marketable securities                                    3,038         1,686
         (Increase) decrease in accounts receivable                          (141,706)       47,981
         (Increase) decrease in inventory                                       5,079        (4,311)
         Increase in prepaid expenses                                         (13,772)          (42)
         Increase (decrease) in accounts payable and accrued liabilities     (244,533)      257,414
         Increase (decrease) in income taxes                                  (49,304)       29,118
                                                                           ----------    ----------
     Net cash provided by (used in) operating activities                     (633,422)      682,052
                                                                           ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES

     Acquisitions of property and equipment                                  (658,070)       (3,685)
     Proceeds from disposition of property and equipment                         --             954
     Purchase of marketable securities                                           --          (2,612)
                                                                           ----------    ----------

     Net cash used in investing activities                                   (658,070)       (5,343)
                                                                           ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from (repayments of) due to related corporations                444,410      (513,769)
     Proceeds from (repayments of) long-term debt                             424,362        (3,574)
     Increase (decrease) in bank indebtedness                                  90,565       (63,922)
     Decrease in loan receivable                                                8,052         2,836
     Decrease in loan receivable from related individuals                     160,966        89,822
                                                                           ----------    ----------


     Net cash provided by (used in) financing activities                    1,128,355      (488,607)
                                                                           ----------    ----------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES                                  213        (7,057)
                                                                           ----------    ----------

NET (DECREASE) INCREASE IN CASH                                              (162,924)      181,045

     Cash, beginning of year                                                  210,341        29,296
                                                                           ----------    ----------

CASH, END OF YEAR                                                              47,417       210,341
                                                                           ==========    ==========

INCOME TAXES PAID                                                               9,386        48,076
                                                                           ==========    ==========

INTEREST PAID                                                                  13,823         1,527
                                                                           ==========    ==========


The accompanying notes are an integral part of these consolidated financial statements.


901133 ALBERTA LTD.
Consolidated Statements of Changes in Stockholder's Equity (Deficiency)
For the years ended November 30, 2002 and 2001
(Amounts expressed in US dollars)


                                         Class A
                                          Common         Class A                                       Accumulated
                                           Stock          Common        Retained                             Other
                                       Number of           Stock        Earnings    Comprehensive    Comprehensive
                                          Shares          Amount       (Deficit)    Income (loss)             Loss
                                   -------------   -------------   -------------    -------------    -------------
                                         $               $               $                $                $
Balance as of November 30, 2000              100              63          85,924             --               --

    Dividends (note 14)                     --              --          (261,086)            --               --
    Foreign currency translation            --              --              --            (10,518)         (10,518)
    Net income for the year                 --              --           330,325          330,325             --
                                   -------------   -------------   -------------    -------------    -------------

Balance as of November 30, 2001              100              63         155,163          319,807          (10,518)


    Foreign currency translation            --              --              --               (328)            (328)
    Net loss for the year                   --              --          (237,403)        (237,403)            --
                                   -------------   -------------   -------------    -------------    -------------

Balance as of November 30, 2002              100              63         (82,240)        (237,731)         (10,846)
                                   =============   =============   =============    =============    =============




















The accompanying notes are an integral part of these consolidated financial statements.

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)




1.   GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Principal Business Activities

          The Corporation was incorporated on October 12, 2000 under the provisions of the Business Corporations Act of the Province of
          Alberta, Canada. The Corporation is principally engaged in distributing new and used telecommunications equipment and recycling electronic waste through its operating subsidiaries Maxus Technology Inc. (formerly Admincomm Warehousing Ltd.) and Triple-Too Communications Inc. These subsidiaries were incorporated in the
          Province   of  Alberta  on   December  7,  1994  and  April  19,  1997
          respectively.

     b)   Basis of Consolidated Financial Statements

          The consolidated financial statements include the accounts of 901133 Alberta Ltd. ("the Corporation") and its wholly-owned subsidiaries Maxus Technology Inc. and Triple-Too Communications Inc. These consolidated financial statements include the financial position of 901133 Alberta Ltd., Maxus Technology Inc., and Triple-Too Communications Inc, as at November 30, 2002 and 2001 and the results of operations for the years then ended.

          All  material   inter-company   accounts  and  transaction  have  been
          eliminated.

     c)   Cash

          Cash include cash on hand, amounts from and to banks, and any other highly liquid investments purchased with a maturity of three months or less. The carrying amount approximates fair value because of the short maturity of those instruments.

     d)   Marketable and other securities

          Marketable and other securities consist principally of an investment in a publicly traded corporation. Investments are classified as held-to-maturity, trading or available-for-sale at the time of purchase. At November 30, 2002 and 2001, all of the Corporation's investment in marketable securities were classified as available-for-sale and were carried at fair market value, which approximated cost. Fair market value is based on quoted market prices on the last day of the year. The cost of the security is based upon the specific identification method.

     e)   Fair Value of Financial Instruments

          The carrying amount of the Corporation's marketable securities, account and other receivables and account and other payables approximates fair value because of the short maturity of these instruments.


901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)


1.   GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     f)   Inventory

          Inventory is recorded at the lower of cost and fair market value. Cost is determined on the first-in first-out basis.


     g)   Long-Term Financial Instruments

          The fair value of each of the Corporation's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Corporation's current borrowing rate for similar instruments of comparable maturity would be.

          It is of the management's opinion that the Corporation is not exposed to significant interest rate risk, credit risk or currency risks arising from these financial instruments.

     h)   Property, Plant and Equipment

          Property, plant and equipment are recorded at cost and amortized on the basis of their estimated useful lives at the undernoted rates and methods, except for land, which has been recorded at cost:

         Automobile                              30%                         declining balance
         Building                           40 years    straight-line, $100,000 residual value
         Utility building                   20 years     straight-line, $10,000 residual value
         Computer hardware                       30%                         declining balance
         Computer software                      100%                         declining balance
         Equipment, furniture and fixture        20%                         declining balance

          Amortization for assets acquired during the year is recorded at one-half of the indicated rates, which approximates when they were put into use.

     i)   Income Taxes

          The Corporation accounts for income tax under the provision of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statement or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

          Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. Deferred tax assets may be reduced, if deemed necessary based on a judgmental assessment of available evidence, by a valuation allowance for the amount of any tax benefits which are more likely, based on current circumstances, not expected to be realized.

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)


1.   GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     j)   Foreign Currency Translation

          The Corporation maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars (the reporting currency) as the Corporation has elected to report in US dollars. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

          Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive loss.

     k)   Revenue Recognition

          Sales represent the invoiced value of goods supplied to customers, which consists of various telecommunications equipment and the sale of scrap components such as metals and plastics recycled from old electronics. Revenues are recognized upon the passage of title to the customers, provided that the collection of the proceeds of sales are reasonably assured.

     l)   Comprehensive income

          The Corporation has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

     m)   Long-Lived Assets

          The Corporation adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of which has been superseded by SFAS No. 144 [note 1 (q)]. SFAS No, 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)


1.   GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     n)   Use of Estimates

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically and as adjustments become necessary, they are reported in earnings in the period in which they become known.

     o)   Concentrations of Credit Risks

          The Corporation's receivables are unsecured and are generally due in 30 Days. Currently, the Corporation's customers are primarily local, national and international telecommunications companies. The Corporation's receivables do not represent significant concentrations of credit risk as at November 30, 2002, due to the wide variety of customers, markets and geographic areas to which the Corporation's products are sold.

     p)   Recent Pronouncements

          SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 141 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 required that goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

          SFAS No. 143 - Accounting for Asset Retirement Obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2001.

          SFAS No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supersedes SFAS No. 121 - Accounting for the impairment of long-lived assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)




1.   GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     p)   Recent Pronouncements (cont'd)

          SFAS No. 145 - Rescission of FASB Statements No.4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No.4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

          SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

          SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

          SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

          SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

          SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

          The Corporation believes that the above standards do not have a material impact on its financial position, results of operations or cash flows.

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)



2.   ACCOUNTS RECEIVABLE                                    2002          2001

                                                             $             $


     Accounts receivable                                   420,600       277,510
     Less:  Allowance for doubtful accounts                   --            --
                                                       -----------   -----------

                                                           420,600       277,510
                                                       ===========   ===========


     The Corporation carries accounts receivable at the amounts it deems to be collectible. Accordingly, the Corporation provides allowances for accounts receivable it deems to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that becomes uncollectible could differ from those estimated.


3.   INVENTORY                                              2002          2001

                                                             $             $

     Inventory comprised the following:

     Raw materials                                            --            --
     Finished goods                                          9,592        14,598
                                                       -----------   -----------

                                                             9,592        14,598
                                                       ===========   ===========



4.   LOAN RECEIVABLE

     The loan receivable from an unrelated party is non-interest bearing, unsecured and without specified terms of repayment. The entire loan receivable was collected in 2002.


5.   LOANS RECEIVABLE FROM SHAREHOLDERS

     The loans receivable relates to home purchase loans advanced to the shareholders. The loans bear interest at 5%, are unsecured and with specified terms of repayments totaling $1,836 per month until October 31, 2019. The full amount of the loans were repaid in 2002.

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)


6.   PROPERTY, PLANT AND EQUIPMENT, NET                       2002         2001

                                                               $            $

     Automobiles                                             79,826       57,098
     Building                                               361,112         --
     Utility building                                       108,666         --
     Computer hardware                                       18,484       15,789
     Computer software                                        3,824          509
     Equipment                                              196,200       67,893
     Land                                                    31,948         --
                                                         ----------   ----------

     COST                                                   800,060      141,289
                                                         ----------   ----------


     Less: Accumulated amortization

           Automobiles                                       43,443       32,835
           Building                                           7,430         --
           Utility building                                   5,114         --
           Computer hardware                                 13,793       11,664
           Computer software                                  2,168          254
           Equipment                                         53,190       34,613
                                                         ----------   ----------
                                                            125,138       79,366
                                                         ----------   ----------

     NET                                                    674,922       61,923
                                                         ==========   ==========


7.   BANK INDEBTEDNESS

     The Corporation has entered into a financing arrangement with the Royal Bank of Canada for which a General Security Agreement and guarantees and postponements of claims from related parties have been provided. All amounts outstanding under this facility are due on demand and include the following:

     Prime based loans of up to $188,000 Cad ($120,000 U.S.), bear interest at the bank's prime rate plus 1.0%;

     U.S. dollar operating line of credit of $600,000 Cad. ($380,000 U.S.), bear interest at the U.S. business rate plus 1%;

     Foreign Exchange line of $40,000 Cad ($25,000 U.S.) to facilitate forward contracts and spot transactions.


901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)



8.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities are comprised of the following:

                                                           2002          2001

                                                            $             $

     Trade payable                                         234,919       128,808
     Accrued liabilities                                     8,525       356,749
                                                       -----------   -----------

                                                           243,444       485,557
                                                       ===========   ===========



9.   LONG-TERM DEBT                                                      2002      2001

                                                                          $         $

     a)   Long-term debt consist of the following:

     Business Development Bank of Canada mortgage, interest
     at bank prime plus 0.75% per annum monthly payments
     of $1,800 and final payment of $2,000 plus interest, due
     March 15, 2018, secured by first mortgage on the land
     and buildings in Rimbey, Alberta. Also secured by a
     General Security Agreement provided by the Corporation
     providing first security interest in all present and after
     acquired personal property                                        279,873      --

     Business Development Bank of Canada loan, interest at
     Bank prime plus 1.75% per annum monthly payments of
     $2,700 plus interest, until March 15, 2008, secured by a
     General Security Agreement provided by the Corporation
     providing a security interest in all present and after-acquired personal property, subject only to existing personal property registrations and with a first specific charge on the
     equipment being purchased with this financing                     124,601      --

     General Motors Acceptance Corporation Conditional
     Sales Contract, interest at 11.0% per annum, monthly
     payments of principal and interest of $400 until
     September 6, 2005. The automobile financed by this
     loan is held as security for the loan                              11,244    14,960


901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)




9.   LONG-TERM DEBT (cont'd)

     HSBC Bank Canada High Performance Auto Loan, interest
     at 6.95% per annum, monthly payments of principal
     and interest totaling $369, until October 29, 2007
     with $7,500 remaining unpaid. The automobile
     financed by this loan is held as security for the loan         23,679      --
                                                                   -------   -------

                                                                   439,397    14,960

     Less:  Current portion                                         58,675     3,319
                                                                   -------   -------

                                                                   380,722    11,641
                                                                   =======   =======


     b) The estimated principal repayments on long-term debts in each of the next five fiscal years are as follows:

          2003                                                   $        58,675
          2004                                                            60,589
          2005                                                            60,027
          2006                                                            53,954
          2007                                                            32,093
          2008 and thereafter                                            174,059
                                                                  --------------

                                                                  $      439,397
                                                                  ==============


     c)   Interest  expense  related to  long-term  debt was $12,327  ($1,465 in
          2001).


10.  DUE TO RELATED CORPORATIONS

     The amounts due to related corporations are non-interest bearing, have no specific repayment terms and are not expected to be repaid prior to December 1, 2004. The fair value of the loan has been estimated by discounting future cash flows using an estimated rate of 7% per annum. The fair value of the amounts is $481,289.



                                                                              15

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)




11.  CAPITAL STOCK

     Authorized

          An unlimited number of the following class of shares

          Class A Common shares, voting
          Class B Common shares, voting
          Class C and D shares whose rights and privileges are to be determined at the time of issuance.

     Issued
                                                             2002         2001

                                                              $            $

          100 Class A Common shares                              63           63
                                                         ==========   ==========


12.  COMPREHENSIVE INCOME (LOSS)

     The components of comprehensive income (loss) are as follows:

                                                            2002          2001

                                                             $             $

          Net income (loss)                              (237,403)      330,325
          Foreign currency translation                       (328)      (10,518)
                                                       ----------    ----------

     COMPREHENSIVE INCOME (LOSS)                         (237,731)      319,807
                                                       ==========    ==========


     The foreign currency translation adjustments are not currently adjusted for income taxes as the Corporation is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 1(j).

     The accumulated other comprehensive loss of the Corporation consists solely of foreign exchange translation adjustments.



                                                                              16

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)




13.  INCOME TAXES                                           2002         2001

                                                             $            $

     a)   Current                                            9,386       49,117
                                                         =========    =========

     b)   Current income taxes consist of:
                                                            2002         2001

                                                             $            $
          Amounts calculated at basic Canadian
             Federal and Provincial Rates                  (45,000)      75,000

          Increase (decrease) resulting from:
             Other difference                                 --        (25,883)
             Permanent difference                           54,386         --

                                                             9,386       49,117
                                                         =========    =========


14.  RELATED PARTY TRANSACTIONS

     The Corporation and its subsidiaries declared a dividend of $nil ($261,086 in 2001) for management and consulting services provided by officers of the Corporation and its subsidiaries which were used to settle advances made from the officers related corporations.

     Amount due from or payable to companies and related parties which are related through common ownership are as follows:
                                                               2002        2001

                                                                $           $
     Balances, end of the year:

     Loans receivable from shareholders                         --       160,168
     Due to related corporations                             514,979      70,219

     These transactions are in the normal course of operations and are measured at the exchange amount of consideration established and agreed upon between the Corporation and the related parties.

901133 ALBERTA LTD.
Notes to Consolidated Financial Statements
November 30, 2002 and 2001
(Amounts expressed in US Dollars)




15.  COMMITMENTS

     a)   Premise Lease

          Minimum payments under operating leases for premises amount to approximately $55,000 per annum, exclusive of insurance and other occupancy charges. The future minimum lease payments are as follows:

          Payable during the following periods:

          Within one year                                            $    45,903
          Over one year but not exceeding two years                       55,084
          Over two years but not exceeding three years                    56,667
          Over three years but not exceeding four years                   56,984
          Over four years but not exceeding five years                    60,149
          Over five years                                                 70,913
                                                                     -----------

                                                                     $   345,700
                                                                     ===========


     b)   Vehicle lease

          Minimum payments under operating lease for a vehicle amounts to approximately $3,700 per annum. The future minimum lease payments are as follows:

          Payable during the following periods:

          Within one year                                            $     3,671
          Over one year                                                     --
                                                                     -----------

                                                                     $     3,671
                                                                     ===========



16.  CONTINGENCY

On September 10, 2003, the Company received a statement of claim for a breach of contract on delivering more goods than required and by failing to supply a key component of the goods required under contract in the amount of $319,489. Management believes that the claim is without merit and accordingly has made no provision in the accounts or in these financial statements with respect to this matter.

                               901133 ALBERTA LTD.

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF AUGUST 31, 2003

                        (Amounts expressed in US Dollars)

                                   (Unaudited)

                               901133 ALBERTA LTD.

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                              AS OF AUGUST 31, 2003

                        (Amounts expressed in US Dollars)

                                   (Unaudited)



                               TABLE OF CONTENTS



Interim Consolidated Balance Sheets as of August 31, 2003
    and November 30, 2002                                                  1 - 2

Interim Consolidated Statements of Operations for the nine month
    periods ended August 31, 2003 and August 31, 2002                          3

Interim Consolidated Statements of Cash Flows for the nine month
    periods ended August 31, 2003 and August 31, 2002                          4

Interim Consolidated Statements of Changes in Stockholders' Deficiency
    for the nine month period ended August 31, 2003 and the year ended
    November 30, 2002                                                          5

Condensed Notes to Interim Consolidated Financial Statements                   6

901133 ALBERTA LTD.
Interim Consolidated Balance Sheets
As of August 31, 2003 and November 30, 2002
(Amounts expressed in US Dollars)
(Unaudited)
                                                       August 31,   November 30,
                                                            2003           2002

                                                            $              $
                                     ASSETS
CURRENT ASSETS

    Cash                                                   36,315         47,417
    Marketable and other securities                           909            805
    Accounts receivable                                   497,530        420,600
    Income tax recoverable                                 16,621         22,734
    Inventory                                              97,286          9,592
    Prepaid expenses                                       45,568         19,292
                                                     ------------   ------------

                                                          694,229        520,440

PROPERTY, PLANT AND EQUIPMENT                             916,885        674,922
                                                     ------------   ------------







                                                        1,611,114      1,195,362
                                                     ============   ============








The accompanying notes are an integral part of these interim consolidated financial statements.

901133 ALBERTA LTD.
Interim Consolidated Balance Sheets
As of August 31, 2003 and November 30, 2002
(Amounts expressed in US Dollars)
(Unaudited)
                                                     August 31,    November 30,
                                                          2003            2002

                                                         $               $
                                   LIABILITIES
CURRENT LIABILITIES

    Bank indebtedness                                   425,056          90,565
    Accounts payable and accrued liabilities            185,516         243,444
    Current portion of long-term debt                   128,740          58,675
                                                   ------------    ------------

                                                        739,312         392,684

LONG-TERM DEBT                                          587,150         380,722

DUE TO RELATED PARTIES                                  683,055         514,979
                                                   ------------    ------------

                                                      2,009,517       1,288,385
                                                   ------------    ------------

                            STOCKHOLDERS' DEFICIENCY

CAPTIAL STOCK                                                63              63

ACCUMULATED OTHER COMPREHENSIVE LOSS                    (36,124)        (10,846)

DEFICIT                                                (362,342)        (82,240)
                                                   ------------    ------------

                                                       (398,403)        (93,023)
                                                   ------------    ------------

                                                      1,611,114       1,195,362
                                                   ============    ============














The accompanying notes are an integral part of these interim consolidated financial statements.

901133 ALBERTA LTD.
Interim Consolidated Statements of Operations
For the nine month periods ended August 31, 2003 and August 31, 2002 (Amounts expressed in US Dollars)
(Unaudited)
                                                        For the         For the
                                                     nine month      nine month
                                                   period ended    period ended
                                                     August 31,      August 31,
                                                           2003            2002

                                                          $               $

SALES                                                 2,744,038       2,522,797

    Cost of sales                                     1,716,518       1,968,023
                                                   ------------    ------------

GROSS PROFIT                                          1,027,520         554,774
                                                   ------------    ------------

OPERATING EXPENSES

    General and administrative expenses               1,180,036         811,499
    Long-term debt interest                              45,074           7,261
    Amortization                                         99,228          39,803
                                                   ------------    ------------

                                                      1,324,338         858,563
                                                   ------------    ------------

LOSS FROM OPERATIONS                                   (296,818)       (303,789)
                                                   ------------    ------------

OTHER INCOME

    Other income                                         16,518          45,859
    Interest income                                         198           5,964
                                                   ------------    ------------

                                                         16,716          51,823
                                                   ------------    ------------

LOSS BEFORE INCOME TAXES                               (280,102)       (251,966)

    Income taxes                                           --             1,071
                                                   ------------    ------------

NET LOSS                                               (280,102)       (253,037)
                                                   ============    ============





The accompanying notes are an integral part of these interim consolidated financial statements.


901133 ALBERTA LTD.
Interim Consolidated Statements of Cash Flows
For the nine month periods ended August 31, 2003 and August 31, 2002 (Amounts expressed in US Dollars)
(Unaudited)
                                                                     For the         For the
                                                                  nine month      nine month
                                                                period ended    period ended
                                                                  August 31,      August 31,
                                                                        2003            2002

                                                                       $               $
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                       (280,102)       (253,037)
     Adjustments for items not affecting cash
         Amortization                                                 99,228          39,803
         Write-down of marketable securities                            --             3,040
         (Increase) decrease in accounts receivable                  (21,494)         42,471
         Increase in inventory                                       (82,550)         (3,996)
         Increase in prepaid expenses                                (22,705)         (1,551)
         Decrease in accounts payable and accrued liabilities        (85,392)       (299,660)
         Increase (decrease) in income taxes recoverable               8,646         (49,423)
                                                                ------------    ------------

     Net cash used in operating activities                          (384,369)       (522,353)
                                                                ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisitions of property, plant and equipment                  (246,884)       (467,747)
                                                                ------------    ------------

     Net cash used in investing activities                          (246,884)       (467,747)
                                                                ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from related parties                                    96,865         574,262
     Proceeds from long-term debt                                    209,727         176,651
     Increase in bank indebtedness                                   308,204          23,935
     Decrease in loan receivable                                        --            20,027
                                                                ------------    ------------

     Net cash provided by financing activities                       614,796         794,875
                                                                ------------    ------------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES                       5,355             386
                                                                ------------    ------------

NET DECREASE IN CASH                                                 (11,102)       (194,839)

     Cash, beginning of period                                        47,417         210,341
                                                                ------------    ------------

CASH, END OF PERIOD                                                   36,315          15,502
                                                                ============    ============

INCOME TAXES PAID                                                       --            36,053
                                                                ============    ============

INTEREST PAID                                                         45,074           7,261
                                                                ============    ============



The accompanying notes are an integral part of these interim consolidated financial statements.


901133 ALBERTA LTD.
Interim Consolidated Statements of Changes in Stockholder's Deficiency For the nine month period ended August 31, 2003 and the year ended November 30, 2002
(Amounts expressed in US dollars) (Unaudited)

                                               Class A
                                                Common         Class A
                                                 Stock          Common        Retained                       Accumulated
Comprehensive                                Number of           Stock        Earnings    Comprehensive            Other
                                                Shares          Amount       (Deficit)    Income (loss)             Loss
                                         -------------   -------------   -------------    -------------    -------------
                                               $               $               $                $                $
Balance as of November 30, 2001                    100              63         155,163             --            (10,518)

    Foreign currency translation                  --              --              --               (328)            (328)
    Net loss for the year                         --              --          (237,403)        (237,403)            --
                                         -------------   -------------   -------------    -------------    -------------

Balance as of November 30, 2002                    100              63         (82,240)        (237,731)         (10,846)


    Foreign currency translation                  --              --              --            (25,278)         (25,278)
    Net loss for the nine-month period
        ended August 31, 2003                     --              --          (280,102)        (280,102)            --
                                         -------------   -------------   -------------    -------------    -------------

Balance as of August 31, 2003                      100              63        (362,342)        (305,380)         (36,124)
                                         =============   =============   =============    =============    =============




The accompanying notes are an integral part of these interim consolidated financial statements.

901133 ALBERTA LTD.
Condensed Notes to Interim Consolidated Financial Statements
August 31, 2003
(Amounts expressed in US Dollars)
(Unaudited)




1.   NOTES TO INTERIM CONSOLDIATED FINANCIAL STATEMENTS

     The accompanying unaudited consolidated interim financial statements do not include all the information and footnotes required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim periods are not necessary indicative of the results that may be expected for the year ended November 30, 2003. Interim financial statements should be read in conjunction with the company's annual audited financial statements.

     The unaudited consolidated interim financial statements include the accounts of 901133 Alberta Ltd. and its wholly owned subsidiaries, Maxus Technology Inc. ("Maxus"), Triple -Too Communications Inc. ("TTC") and Maxus Technology S DE RL DE CV ("Maxus Mexico"). As at August 31, 2003, TTC and Maxus Mexico were inactive.


2.   FOREIGN CURRENCY TRANSLATION

     The company maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars (the reporting currency) as the company has elected to report in US dollars. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

     Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive loss.


3.   CONTINGENCY

     On September 10, 2003, the company received a statement of claim for a breach of contract on delivering more goods than required and by failing to supply a key component of the goods required under contract in the amount of approximately $360,000. Management believes that the claim is without merit and accordingly has made no provision in the accounts or in these financial statements with respect to this matter.


4.   SUBSEQUENT EVENT

     On November 14, 2003, the company entered into a recapitalization transaction with Medinex Systems, Inc. ("Medinex"). As a result of the recapitalization, the current shareholders of the company will own 70.74% of the shares of Medinex. The accounting for the recapitalization is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible should be recorded. The company will be deemed to be the acquireror for accounting purposes.

                                  EXHIBIT INDEX



2.1 Canadian Share Exchange Agreement dated November 14, 2003, among the Registrant, Maxus (Nova Scotia) Company, Maxus Holdings, Inc., 901133 Alberta Ltd., and Medallion Capital Corporation as attorney and agent for the shareholders of 901133 Alberta Ltd. (schedules and exhibits omitted)*

2.2 Voting and Exchange Agency Agreement dated November 14, 2003, among the Registrant, Maxus Holdings, Inc., and Medallion Capital Corporation (schedules and exhibits omitted)*

16.1     Letter of Williams & Webster, P.S., dated November 18, 2003 *

23.1     Consent of Schwartz Levitsky Feldman LLP, dated November 19, 2003 *

------------------------
* Filed herewith.